        Exhibit 2.2

        Allied Domecq PLC

MR A SAMPLE MR B SAMPLE MR C SAMPLE MR D SAMPLE 1 PRINT ROW REDLAND BRISTOL BS98 5XY

Please check that your name and address details are correct. If there are any errors in your address or you move to a new address, please fill in the correct information overleaf. Sign the form where indicated and return to Computershare Investor Services PLC, P.O. Box 82, The Pavillions, Bridgwater Road, Bristol, BS99 7NH. Do not send the certificate with the address slip.

If you have changed your name, please forward a certified copy of the legal document confirming your change of name, together with your original share certificate(s), to Computershare Investor Services PLC.

Please do not detach this counterfoil unless you want to notify the Registrar of a change to your address details.

C1234567890 ABC

ISIN GB0C07294871 10BRNE

Reference No	xxxxxxxxx	Transfer No.	Certificate No.	xxxxxxxxx	Number of Shares
		XX/XX			XX/XX

        Allied Domecq PLC

(incorporated in England under the Companies Act 1985 No. 3771147)

MR A SAMPLE
MR B SAMPLE
MR C SAMPLE
MR D SAMPLE
1 PRINT ROW
REDLAND
BRISTOL
BS98 5XY

        THIS IS TO CERTIFY that the above-named is/are the Registered Holder(s) of XXXX Ordinary Shares of 25p each, fully paid, in Allied Domecq PLC subject to the Memorandum and Articles of Association of the Company.

        Given under the Signatures of a Director and the Company Secretary

        On [Date]

Director	Company Secretary

        This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered. Registrar and Transfer Office: Computershare Investor Services PLC, P.O. Box 82, The Pavillions, Bridgwater Road, Bristol BS99 7NH. You can check your holding at www.computershare.com

Change of Address/Amended Details

Please check that your name and address details are correct. If there are any errors in your address or you move to a new address, please fill in the correct information below. Sign the form in the signature box indicated, and return to Computershare Investor Services PLC (address overleaf).	The signature of the Holder, Executor or Administrator who is registering their change of address is required below. In the case of Corporate Bodies, signatories should state their representative capacity (e.g. Director or Secretary).
Signature (please sign in the box below)

If you have changed your name please forward a certified copy of the legal document confirming this together with your original share certificate(s) to Computershare Investor Services PLC.

House Number	Post Code	Daytime Telephone Number

Street/Road Name	Date
District
City/County